UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2022

Crinetics Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38583	26-3744114
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10222 Barnes Canyon Road, Bldg. #2
San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 450-6464

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CRNX	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events.

On October 13, 2022, Crinetics Pharmaceuticals, Inc. (the "Company" or "Crinetics") announced the completion of enrollment in the Phase 3 PATHFNDR-1 study. PATHFNDR-1 is one of two ongoing, placebo-controlled Phase 3 studies evaluating the safety and efficacy of once-daily oral paltusotine in acromegaly patients. Topline results from the PATHFNDR-1 study are expected in the third quarter of 2023. Enrollment in the Phase 3 PATHFNDR-2 study is ongoing and topline results are expected in the fourth quarter of 2023. If successful, Crinetics plans to submit data from the two studies to regulatory authorities in support of applications seeking approval for the use of paltusotine for all acromegaly patients who require pharmacotherapy, including untreated patients and those switching from other therapies.

PATHFNDR-1 (NCT04837040) enrolled 58 patients out of a planned 52 with acromegaly who were biochemically controlled (serum insulin-like growth factor-1 (IGF-1) ≤ 1.0x upper limit of normal (ULN)) on octreotide or lanreotide depot monotherapy. Following a screening period, during which baseline values for IGF-1, growth hormone and total Acromegaly Symptom Diary Score were determined, participants were randomized 1-to-1 to receive once-daily oral paltusotine or placebo for nine months. The primary endpoint of the study is a responder analysis based on the proportion of patients with mean IGF-1 values ≤ 1.0x ULN at weeks 34 and 36 of the treatment period. Any patient who records two consecutive IGF-1 values ≥ 1.3x ULN and experiences exacerbation of acromegaly clinical signs/symptoms while on the maximum dose of paltusotine or placebo will be subjected to the study’s rescue protocol and classified as a non-responder. Eligible patients will have the option to participate in an open-label extension following their participation in the randomized controlled portion of PATHFNDR-1.

Forward-Looking Statements

Crinetics cautions you that statements contained in this current report regarding matters that are not historical facts are forward-looking statements. These statements are based on the Company’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding the plans and timelines for the clinical development of paltusotine, including the therapeutic potential and clinical benefits thereof; the anticipated timing of enrollment of the PATHFNDR-2 study; the expected timing of topline data from the ongoing Phase 3 clinical trials of paltusotine in acromegaly; and plans to submit data from the ongoing Phase 3 clinical trials of paltusotine in acromegaly to regulators in support of applications seeking approval for the use of paltusotine in acromegaly patients. The inclusion of forward-looking statements should not be regarded as a representation by Crinetics that any of its plans will be achieved. Actual results may differ from those set forth in this current report due to the risks and uncertainties inherent in Crinetics’ business, including, without limitation: topline data that we report may change following a more comprehensive review of the data related to the clinical trials and such data may not accurately reflect the complete results of a clinical trial, and the FDA and other regulatory authorities may not agree with our interpretation of such results; we may not be able to obtain, maintain and enforce our patents and other intellectual property rights, and it may be prohibitively difficult or costly to protect such rights; the COVID-19 pandemic may disrupt Crinetics’ business and that of the third parties on which it depends, including delaying or otherwise disrupting its clinical trials and preclinical studies, manufacturing and supply chain, or impairing employee productivity; unexpected adverse side effects or inadequate efficacy of the Company’s product candidates that may limit their development, regulatory approval and/or commercialization; the Company’s dependence on third parties in connection with product manufacturing, research and preclinical and clinical testing; the success of Crinetics’ clinical trials and nonclinical studies; regulatory developments in the United States and foreign countries; clinical trials and preclinical studies may not proceed at the time or in the manner expected, or at all; the timing and outcome of research, development and regulatory review is uncertain, and Crinetics’ drug candidates may not advance in development or be approved for marketing;; Crinetics may use its capital resources sooner than it expects; any future impacts to our business resulting from the conflict between Russia and Ukraine or other geopolitical developments outside our control; and other risks described under the heading “Risk Factors” in documents the Company files from time to time with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Crinetics undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated October 13, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Crinetics Pharmaceuticals, Inc.

Date:	October 13, 2022	By:	/s/ R. Scott Struthers, Ph.D.
R. Scott Struthers, Ph.D. President and Chief Executive Officer